Form N-SAR
Sub-Item 77E
Legal Proceedings
333-106142, 811-21371

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Annual Report to Shareholders, filed on Form N-CSR on April 29, 2004, accession number
0000950129-04-002573 (File No. 333-106142).